UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2017

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition.

On October 23, 2017, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and nine months ended September 30, 2017. A copy of the Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share. Management has included in the Financial Results News Release information relating to the annualized return on average tangible equity, annualized return on average tangible assets, tangible equity to tangible assets and tangible book value per share for the three months ended and at September 30, 2017, June 30, 2017 and September 30, 2016, and the nine months ended September 30, 2017 and 2016. For purposes of calculating the annualized return on average tangible equity, a non-GAAP financial measure, net income for each period is divided by average tangible equity during the period. Average tangible equity equals average shareholders' equity during the applicable period less average goodwill during the applicable period. For the purpose of calculating the annualized return on average tangible assets, a non-GAAP financial measure, net income for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill during the applicable period. For the purpose of calculating tangible equity to tangible assets, a non-GAAP financial measure, tangible equity is divided by tangible assets. Tangible equity equals total shareholders' equity less goodwill, in each case at period end. Tangible assets equals total assets less goodwill, in each case at period end. For the purpose of calculating tangible book value per share, a non-GAAP financial measure, tangible equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible equity to average shareholders' equity, average tangible assets to average assets, tangible equity to total shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share are substitutes for return on average equity, return on average assets, total shareholders' equity to total assets and book value per share, respectively, as determined by GAAP.

Item 7.01 - Regulation FD Disclosure

Financial Results by Segment

The table below reflects the net income (loss) by segment for the first, second and third quarters of 2017, for the first nine months of 2017 and 2016, and for the fiscal years ended December 31, 2016 and 2015. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC ("SEPH") and all other which primarily consists of Park as the "Parent Company."

Net income (loss) by segment
(In thousands)	Q3 2017	Q2 2017	Q1 2017	Nine months YTD 2017	Nine months YTD 2016	2016	2015
PNB	$21,297	$20,163	$21,486	$62,946	$68,313	$84,451	$84,345
GFSC	84	186	198	468	(570)	(307)	1,423
Parent Company	105	(919)	(1,226)	(2,040)	(3,568)	(4,557)	(4,549)
Ongoing operations	$21,486	$19,430	$20,458	$61,374	$64,175	$79,587	$81,219
SEPH	626	(398)	(191)	37	1,958	6,548	(207)
Total Park	$22,112	$19,032	$20,267	$61,411	$66,133	$86,135	$81,012

The category “Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of SEPH's nonperforming assets. Management considers the “Ongoing operations” results, which exclude the results of SEPH, to reflect the business of Park and Park's subsidiaries going forward. The discussion below provides additional information regarding the segments that make up the “Ongoing operations”, followed by additional information regarding SEPH.

The Park National Bank (PNB)

The table below reflects PNB's net income for the first, second and third quarters of 2017, for the first nine months of 2017 and 2016, and for the fiscal years ended December 31, 2016 and 2015.

(In thousands)	Q3 2017	Q2 2017	Q1 2017	Nine months YTD 2017	Nine months YTD 2016	2016	2015
Net interest income	$59,415	$57,822	$57,480	$174,717	$170,194	$227,576	$220,879
Provision for (recovery of) loan losses	3,820	4,574	720	9,114	(450)	2,611	7,665
Other income	20,367	19,179	17,711	57,257	55,010	74,803	75,188
Other expense	45,987	43,877	43,803	133,667	126,418	177,562	167,476
Income before income taxes	$29,975	$28,550	$30,668	$89,193	$99,236	$122,206	$120,926
Federal income tax expense	8,678	8,387	9,182	26,247	30,923	37,755	36,581
Net income	$21,297	$20,163	$21,486	$62,946	$68,313	$84,451	$84,345

Net interest income of $174.7 million for the nine months ended September 30, 2017 represented a $4.5 million, or 2.7%, increase compared to $170.2 million for the same period of 2016. The increase was the result of an $8.8 million increase in interest income offset by a $4.3 million increase in interest expense.
The $8.8 million increase in interest income was due to a $6.8 million increase in interest income on loans, along with a $2.0 million increase in interest income on investments. The increase in interest income on loans was largely the result of a $226 million, or 4.5%, increase in average loans from $5.09 billion for the nine months ended September 30, 2016, to $5.31 billion for the nine months ended September 30, 2017. Included in interest income for the nine months ended September 30, 2017 and 2016 was $149,000 and $725,000 in interest income, respectively, related to PNB participations in legacy Vision Bank ("Vision") assets.

The $4.3 million increase in interest expense was due to a $4.0 million increase in interest expense on deposits, along with a $354,000 increase in interest expense on borrowings. The increase in interest expense on deposits was partially the result of a $168 million, or 4.0%, increase in average interest-bearing deposits from $4.19 billion for the nine months ended September 30, 2016, to $4.36 billion for the nine months ended September 30, 2017. Additionally, the cost of deposits increased by 11 basis points from 0.32% for the nine months ended September 30, 2016 to 0.43% for the nine months ended September 30, 2017.
The provision for loan losses of $9.1 million for the nine months ended September 30, 2017 represented an increase of $9.6 million, compared to a recovery of loan losses of $450,000 for the same period of 2016. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional details regarding the level of the provision for (recovery of) loan losses recognized in each period presented above.
Other income of $57.3 million for the nine months ended September 30, 2017 represented an increase of $2.2 million, or 4.1%, compared to $55.0 million for the same period of 2016. The $2.2 million increase was primarily related to a $1.6 million increase in fiduciary income, income of $478,000 related to proceeds from the death benefits paid from bank owned life insurance policies, a $437,000 increase in miscellaneous income, mainly related to an incentive received on check cards, a $261,000 increase in other service income, and a $595,000 increase in check card fee income, offset by a $1.3 million decrease in service charges on deposit accounts.
Other expense of $133.7 million for the nine months ended September 30, 2017 represented an increase of $7.2 million, or 5.7%, compared to $126.4 million for the same period of 2016. The $7.2 million increase was primarily related to a $4.0 million increase in salaries expense, a $391,000 increase in employee benefits expense, an $1.5 million increase in data processing fees, an $824,000 increase in furniture and equipment expense, a $381,000 increase in insurance expense, and a $732,000 increase in professional fees and services, offset by an $817,000 decrease in non-loan related losses which are included in miscellaneous expense.

PNB's results for the nine months ended September 30, 2017 and 2016, and for the fiscal year ended December 31, 2016, included income and expense related to participations in legacy Vision assets. The impact of these participations on particular items within PNB's income and expense for these periods is detailed in the table below:

	Nine months YTD 2017			Nine months YTD 2016			2016
(In thousands)	PNB as reported	Adjustments (1)	PNB as adjusted	PNB as reported	Adjustments (1)	PNB as adjusted	PNB as reported	Adjustments (1)	PNB as adjusted
Net interest income	$174,717	$149	$174,568	$170,194	$725	$169,469	$227,576	$801	$226,775
Provision for (recovery of) loan losses	9,114	(5)	9,119	(450)	(2,736)	2,286	2,611	(3,118)	5,729
Other income	57,257	216	57,041	55,010	163	54,847	74,803	194	74,609
Other expense	133,667	398	133,269	126,418	479	125,939	177,562	662	176,900
Income (loss) before income taxes	$89,193	$(28)	$89,221	$99,236	$3,145	$96,091	$122,206	$3,451	$118,755
Federal income tax expense (benefit)	26,247	(8)	26,255	30,923	980	29,943	37,755	1,066	36,689
Net income (expense)	$62,946	$(20)	$62,966	$68,313	$2,165	$66,148	$84,451	$2,385	$82,066
(1) Adjustments consist of the impact on the particular items reported in PNB's income statement of PNB participations in legacy Vision assets.

The table below provides certain balance sheet information and financial ratios for PNB as of or for the period ended September 30, 2017, June 30, 2017, December 31, 2016 and September 30, 2016.

(In thousands)	September 30, 2017	June 30, 2017	December 31, 2016	September 30, 2016	% change from 6/30/17	% change from 12/31/16	% change from 09/30/16
Loans	$5,332,308	$5,329,172	$5,234,828	$5,148,482	0.06%	1.86%	3.57%
Allowance for loan losses	52,888	51,699	48,782	51,573	2.30%	8.42%	2.55%
Net loans	5,279,420	5,277,473	5,186,046	5,096,909	0.04%	1.80%	3.58%
Investment securities	1,564,051	1,573,092	1,573,320	1,475,863	(0.57)%	(0.59)%	5.98%
Total assets	7,788,248	7,754,898	7,389,538	7,287,923	0.43%	5.40%	6.87%
Total deposits	6,051,268	6,037,148	5,630,199	5,626,391	0.23%	7.48%	7.55%
Average assets (1)	7,665,957	7,571,295	7,337,438	7,339,517	1.25%	4.48%	4.45%
Efficiency ratio	56.76%	56.77%	58.26%	55.73%	(0.02)%	(2.57)%	1.85%
Return on average assets (2)	1.10%	1.11%	1.15%	1.24%	(0.90)%	(4.35)%	(11.29)%
(1) Average assets for the nine months ended September 30, 2017 and 2016, for the six months ended June 30, 2017 and for the fiscal year ended December 31, 2016.
(2) Annualized for the nine months ended September 30, 2017 and 2016 and for the six months ended June 30, 2017.

Loans outstanding at September 30, 2017 were $5.33 billion, compared to $5.23 billion at December 31, 2016, an increase of $97.5 million, or an annualized 2.5%. The loan growth for the first nine months of 2017 consisted of consumer loan growth of $116.2 million (13.8% annualized) and commercial loan growth of $21.9 million (1.1% annualized), offset by a reduction in HELOC loan balances of $5.8 million (3.6% annualized) and residential loan balances of $33.7 million (3.7% annualized).

PNB's allowance for loan losses increased by $4.1 million, or 8.4%, to $52.9 million at September 30, 2017, compared to $48.8 million at December 31, 2016. Net charge-offs were $5.0 million, or 0.13% (annualized) of total average loans, for the nine months ended September 30, 2017. Net charge-offs consisted of net charge-offs of consumer loans of $3.1 million, commercial loans of $1.2 million, mortgage loans of $278,000 and other loans of $487,000. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional information regarding PNB's loan portfolio and the level of provision for (recovery of) loan losses recognized in each period presented.

Total deposits at September 30, 2017 were $6.05 billion, compared to $5.63 billion at December 31, 2016, an increase of $421.1 million, or an annualized 10.0%, and compared to $5.63 billion at September 30, 2016, an increase of $424.9 million, or 7.6%. The deposit growth for the first nine months of 2017 consisted of savings deposits growth of $265.2 million (20.8% annualized), transaction account growth of $200.0 million (22.8% annualized) and non-interest bearing deposit growth of $13.3 million (1.1% annualized), offset by a decline in time deposits of $61.3 million (7.3% annualized). The deposit growth for the twelve months ended September 30, 2017 consisted of savings growth of $253.1 million (14.8%), transaction account growth of $146.4 million (11.9%), and non-interest bearing deposit growth of $109.2 million (7.1%), offset by a reduction in time deposits of $83.7 million (7.3%).

Guardian Financial Services Company (GFSC)

The table below reflects GFSC's net income (loss) for the first, second and third quarters of 2017, for the first nine months of 2017 and 2016, and for the fiscal years ended December 31, 2016 and 2015.

(In thousands)	Q3 2017	Q2 2017	Q1 2017	Nine months YTD 2017	Nine months YTD 2016	2016	2015
Net interest income	$1,455	$1,491	$1,478	$4,424	$4,416	$5,874	$6,588
Provision for loan losses	609	373	437	1,419	1,658	1,887	1,415
Other income (loss)	18	(8)	—	10	(1)	(1)	2
Other expense	734	825	736	2,295	3,632	4,457	2,984
Income (loss) before income taxes	$130	$285	$305	$720	$(875)	$(471)	$2,191
Federal income tax expense (benefit)	46	99	107	252	(305)	(164)	768
Net income (loss)	$84	$186	$198	$468	$(570)	$(307)	$1,423

The provision for loan losses of $1.4 million for the nine months ended September 30, 2017 represented a decrease of $239,000, compared to $1.7 million for the same period of 2016. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional information regarding Guardian's loan portfolio and the level of provision for loan losses recognized in each period presented.

Other expense of $2.3 million for the nine months ended September 30, 2017 represented a $1.3 million decrease, compared to $3.6 million for the nine months ended September 30, 2016. This decrease was primarily related to the evaluation of respective litigation accruals during 2017 and 2016.

The table below provides certain balance sheet information and financial ratios for GFSC as of or for the period ended September 30, 2017, June 30, 2017, December 31, 2016 and September 30, 2016.

(In thousands)	September 30, 2017	June 30, 2017	December 31, 2016	September 30, 2016	% change from 06/30/17	% change from 12/31/16	% change from 09/30/16
Loans	$33,686	$34,179	$32,661	$32,236	(1.44)%	3.14%	4.50%
Allowance for loan losses	2,344	2,123	1,842	1,988	10.41%	27.25%	17.91%
Net loans	31,342	32,056	30,819	30,248	(2.23)%	1.70%	3.62%
Total assets	33,260	33,860	32,268	32,759	(1.77)%	3.07%	1.53%
Average assets (1)	33,537	33,691	33,370	33,621	(0.46)%	0.50%	(0.25)%
Return on average assets (2)	1.86%	2.29%	(0.92)%	(2.27)%	(18.78)%	N.M.	N.M.
(1) Average assets for the nine months ended September 30, 2017 and 2016, for the six months ended June 30, 2017 and for the fiscal year ended December 31, 2016.
(2) Annualized for the nine months ended September 30, 2017 and 2016 and for the six months ended June 30, 2017.

Park Parent Company

The table below reflects the Park Parent Company net income (loss) for the first, second and third quarters of 2017, for the first nine months of 2017 and 2016, and for the fiscal years ended December 31, 2016 and 2015.

(In thousands)	Q3 2017	Q2 2017	Q1 2017	Nine months YTD 2017	Nine months YTD 2016	2016	2015
Net interest income (expense)	$280	$183	$(207)	$256	$(13)	$(138)	$239
Provision for loan losses	—	—	—	—	—	—	—
Other income (loss)	1,293	101	(204)	1,190	379	955	513
Other expense	2,094	2,166	2,147	6,407	7,386	9,731	9,972
Loss before income tax benefit	$(521)	$(1,882)	$(2,558)	$(4,961)	$(7,020)	$(8,914)	$(9,220)
Federal income tax benefit	(626)	(963)	(1,332)	(2,921)	(3,452)	(4,357)	(4,671)
Net income (loss)	$105	$(919)	$(1,226)	$(2,040)	$(3,568)	$(4,557)	$(4,549)

The net interest income (expense) for Park's parent company included, for all periods presented, interest income on subordinated debt investments in PNB, which were eliminated in the consolidated Park National Corporation totals. For the fiscal years 2016 and 2015 and for the nine months ended September 30, 2016, the net interest income (expense) included interest income on loans to SEPH (paid off on December 14, 2016). Additionally, net interest income (expense) included interest expense related to the $30.00 million of 7% Subordinated Notes due April 20, 2022 issued by Park to accredited investors on April 20, 2012, which Park prepaid in full (principal plus accrued interest) on April 24, 2017.

Other income of $1.2 million for the nine months ended September 30, 2017 represented an increase of $811,000 compared to $379,000 for the nine months ended September 30, 2016. The $811,000 increase was primarily related to an $832,000 increase in income from certain equity investments.

Other expense of $6.4 million for the nine months ended September 30, 2017 represented a decrease of $1.0 million, or 13.3%, compared to $7.4 million for the nine months ended September 30, 2016. The $1.0 million decrease was primarily related to a decrease of $835,000 in professional fees and services, a $322,000 decrease in miscellaneous other expense and a $331,000 decrease in employee benefit expense, offset by an increase of $235,000 in salaries expense and an increase of $315,000 in state tax expense.

SEPH

The table below reflects SEPH's net income (loss) for the first, second and third quarters of 2017, for the first nine months of 2017 and 2016, and for the fiscal years ended December 31, 2016 and 2015. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale of the Vision business on February 16, 2012. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. This segment represents a run-off portfolio of the legacy Vision assets.

(In thousands)	Q3 2017	Q2 2017	Q1 2017	Nine months YTD 2017	Nine months YTD 2016	2016	2015
Net interest income (expense)	$401	$282	$201	$884	$1,240	$4,774	$(74)
Recovery of loan losses	(1,146)	(366)	(281)	(1,793)	(5,027)	(9,599)	(4,090)
Other income (loss)	411	(21)	—	390	1,272	2,974	1,848
Other expense	996	1,238	776	3,010	4,525	7,273	6,182
Income (loss) before income taxes	$962	$(611)	$(294)	$57	$3,014	$10,074	$(318)
Federal income tax expense (benefit)	336	(213)	(103)	20	1,056	3,526	(111)
Net income (loss)	$626	$(398)	$(191)	$37	$1,958	$6,548	$(207)

Net interest income decreased to $884,000 for the nine months ended September 30, 2017 from $1.2 million for the same period in 2016. The decrease was largely the result of a decline in interest payments received from SEPH impaired loan relationships.

For the nine months ended September 30, 2017, SEPH had net recoveries of loan losses of $1.8 million, compared to $5.0 million for the same period in 2016.

The $1.5 million decrease in other expense for the nine months ended September 30, 2017, compared to the same period of 2016, was primarily the result of a $832,000 decline in management and consulting fees and a $496,000 decline in legal fees.

Legacy Vision assets at SEPH totaled $18.7 million as of September 30, 2017, compared to $20.3 million at December 31, 2016 and $22.3 million at September 30, 2016. In addition to these SEPH assets, PNB participations in legacy Vision assets totaled $9.0 million at September 30, 2017, compared to $9.6 million at both December 31, 2016 and September 30, 2016.

Park National Corporation

The table below reflects Park's consolidated net income for the first, second and third quarters of 2017, for the first nine months of 2017 and 2016, and for the fiscal years ended December 31, 2016 and 2015.

(In thousands)	Q3 2017	Q2 2017	Q1 2017	Nine months YTD 2017	Nine months YTD 2016	2016	2015
Net interest income	$61,551	$59,778	$58,952	$180,281	$175,837	$238,086	$227,632
Provision for (recovery of) loan losses	3,283	4,581	876	8,740	(3,819)	(5,101)	4,990
Other income	22,089	19,251	17,507	58,847	56,660	78,731	77,551
Other expense	49,811	48,106	47,462	145,379	141,961	199,023	186,614
Income before income taxes	$30,546	$26,342	$28,121	$85,009	$94,355	$122,895	$113,579
Federal income taxes	8,434	7,310	7,854	23,598	28,222	36,760	32,567
Net income	$22,112	$19,032	$20,267	$61,411	$66,133	$86,135	$81,012

Credit Metrics and Provision for (Recovery of) Loan Losses

On a consolidated basis, Park reported a provision for loan losses for the nine months ended September 30, 2017 of $8.7 million, compared to a recovery of loan losses of $3.8 million for the nine months ended September 30, 2016. The table below shows a breakdown of the provision for (recovery of) loan losses by reportable segment.

(In thousands)	Q3 2017	Q2 2017	Q1 2017	Nine months YTD 2017	Nine months YTD 2016	2016	2015
PNB	$3,820	$4,574	$720	$9,114	$(450)	$2,611	$7,665
GFSC	609	373	437	1,419	1,658	1,887	1,415
Park Parent	—	—	—	—	—	—	—
Total Ongoing Operations	$4,429	$4,947	$1,157	$10,533	$1,208	$4,498	$9,080
SEPH	(1,146)	(366)	(281)	(1,793)	(5,027)	(9,599)	(4,090)
Total Park	$3,283	$4,581	$876	$8,740	$(3,819)	$(5,101)	$4,990

PNB had net charge-offs of $5.0 million, GFSC had net charge-offs of $918,000, and SEPH had net recoveries of $1.8 million for the nine months ended September 30, 2017, resulting in net charge-offs of $4.1 million for Park, on a consolidated basis.

The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of September 30, 2017, December 31, 2016 and September 30, 2016.

(In thousands)	9/30/2017	12/31/2016	9/30/2016
Total allowance for loan losses	$55,232	$50,624	$53,562
Specific reserve	5,102	548	4,232
General reserve	$50,130	$50,076	$49,330

Total loans	$5,355,142	$5,259,503	$5,172,601
Impaired commercial loans	63,407	58,676	64,313
Total loans less impaired commercial loans	$5,291,735	$5,200,827	$5,108,288

General reserve as a % of total loans less impaired commercial loans	0.95%	0.96%	0.97%
Note: The table above includes only those loans at PNB and GFSC, as these are the entities that have an allowance for loan loss balance. The table in the "Asset Quality Information" section of the financial information included with the Financial Results News Release, includes all Park loans (including those at SEPH) and thus shows slightly different information.

The allowance for loan losses of $55.2 million at September 30, 2017 represented a $4.6 million, or 9.1%, increase compared to $50.6 million at December 31, 2016. This increase was mainly the result of a $4.6 million increase in specific reserves. The increase in specific reserves was largely due to a $3.6 million reserve established on a commercial loan relationship in PNB's national portfolio of loans to non-bank consumer finance companies, of which $800,000 was established in the third quarter of 2017.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe; general economic and financial market conditions, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may experience a slowing or reversal of the recent economic expansion in addition to continuing residual effects of recessionary conditions and an uneven spread of positive impacts of recovery on the economy and our counterparties, resulting in adverse impacts on the demand for loan, deposit and other financial services, delinquencies, defaults and counterparties' ability to meet credit and other obligations; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet as well as reduce interest margins and impact loan demand; changes in consumer spending, borrowing and saving habits, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors; changes in unemployment; changes in customers', suppliers', and other counterparties' performance and creditworthiness; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank and bank holding company capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures, changes to third-party relationships and our ability to attract, develop and retain qualified bank professionals; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; uncertainty regarding the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including major reform of the regulatory oversight structure of the financial services industry and changes in laws and regulations concerning taxes, pensions, bankruptcy, consumer protection, accounting, bank products and services, bank capital and liquidity standards, fiduciary standards, securities and other aspects of the financial services industry, specifically the reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the Basel III regulatory capital reforms, as well as regulations already adopted and which may be adopted in the future by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, the OCC, the FDIC, and the Federal Reserve Board, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011, the American Taxpayer Relief Act of 2012, the JOBS Act, the FAST Act and the Basel III regulatory capital reforms; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes; the effect of healthcare laws in the United States and potential changes for such laws which may increase our healthcare and other costs and negatively impact our operations and financial results; significant changes in the tax laws, which may adversely affect the fair values of net deferred tax assets and obligations of state and political subdivisions held in Park's investment securities portfolio; the effect of trade, monetary, fiscal and other governmental policies of the U.S. federal government, including money supply and interest rate policies of the Federal Reserve Board; disruption in the liquidity and other functioning of U.S. financial markets; the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe and Asia; the uncertainty surrounding the actions to be taken to implement the referendum by United Kingdom voters to exit the European Union; our litigation and regulatory compliance exposure, including any adverse developments in legal proceedings or other claims and unfavorable resolution of regulatory and other governmental examinations or other inquiries; the adequacy of our risk management program; the impact of our ability to anticipate and respond to technological changes on our ability to respond to customer needs and meet competitive demands; the ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; fraud, scams and schemes of third parties; the impact of widespread natural and other disasters, pandemics, dislocations, civil unrest, terrorist activities or international hostilities on the economy and financial markets generally or on us or our counterparties specifically; demand for loans in the respective market areas served by Park and our subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on October 23, 2017, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on December 8, 2017 to common shareholders of record as of the close of business on November 17, 2017. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1News Release issued by Park National Corporation on October 23, 2017 addressing financial results for the three and nine months ended September 30, 2017.

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signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 23, 2017	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer